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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 13, 2011
 Date of Report (Date of earliest event reported)

S&W SEED COMPANY
(Exact Name of Company as Specified in Its Charter)

Nevada	001-347129	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

25552 South Butte Avenue
Five Points, CA    93624
(Address of Principal Executive Offices Including Zip Code)

(559) 884-2535
(Company's Telephone Number, Including Area Code)

       Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

As described under Item 3.03 below, on December 13, 2011, S&W Seed Company, a Delaware corporation ("S&W Delaware" or the "Company"), consummated a merger (the "Reincorporation") with and into its wholly-owned subsidiary, S&W Seed Company, a Nevada corporation ("S&W Nevada" or the "Registrant"), pursuant to the terms and conditions of an Agreement and Plan of Merger entered into by S&W Nevada and S&W Delaware on December 10, 2011 (the "Merger Agreement"), which is attached hereto as Exhibit 2.1. As a result of the Reincorporation, the Registrant is now a Nevada corporation.

Item 3.03   Material Modification to Rights of Security Holders

On December 13, 2011, S&W Delaware consummated a merger with and into its wholly-owned subsidiary, S&W Nevada. As a result of the Reincorporation, the Registrant is now a Nevada corporation.

Upon the effectiveness of the Reincorporation:

•

the affairs of the Company ceased to be governed by Delaware corporation laws, the Company's existing Certificate of Incorporation and the Company's existing By-laws, and the affairs of the Registrant became subject to Nevada corporation laws, Articles of Incorporation of S&W Nevada and the Bylaws of S&W Nevada;

•

the resulting Nevada corporation will (i) be deemed to be the same entity as the Delaware corporation for all purposes under the laws of Nevada, (ii) continue to have all of the rights, privileges and powers of the Delaware corporation, (iii) continue to possess all properties of the Delaware corporation, and (iv) continue to have all of the debts, liabilities and obligations of the Delaware corporation;

•

each outstanding share of the Delaware corporation's common stock will continue to be an outstanding share of the Nevada corporation's common stock, and each outstanding option, warrant or other right to acquire shares of the Delaware corporation's common stock will continue to be an outstanding option, warrant or other right to acquire shares of the Nevada corporation's common stock;

•

each employee benefit plan, incentive compensation plan or other similar plan of the Delaware corporation will continue to be an employee benefit plan, incentive compensation plan or other similar plan of the Nevada corporation; and

•	each director and officer of the Delaware corporation will continue to hold their respective offices with the Nevada corporation.

The Reincorporation effected a change in the legal domicile of the Company and other changes of a legal nature, the most significant of which are described in our proxy statement filed with the Securities and Exchange Commission on Schedule 14A on October 28, 2011, under the section entitled "Proposal No. 2 - Approval to Change the Company's State of Incorporation from Delaware to Nevada." Please see the proxy statement for further information.

The Reincorporation is not expected to affect any of the Company's material contracts with any third parties, and the Company's rights and obligations under such material contractual arrangements will continue as rights and obligations of the Company after the Reincorporation. The Reincorporation itself will not result in any change in headquarters, business, jobs, management, location of any of the Company's offices or facilities, number of employees, assets, liabilities or net worth (other than as a result of the costs incident to the Reincorporation) of the Company.

The foregoing description of the Agreement and Plan of Merger, the Nevada Articles of Incorporation and the Nevada Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Nevada Articles of Incorporation and the Nevada Bylaws, copies of which are attached as Exhibits 2.1, 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03   Amendments to Articles of Incorporation or Bylaws

In connection with S&W Seed Company (the "Company" or "we" or "our") reincorporating from Delaware to Nevada as disclosed under Item 1.01 above, the articles of incorporation and bylaws of S&W Seed Company, a Nevada corporation ("S&W Nevada"), are now our new governing documents. For a description of the changes in the rights of stockholders due to the reincorporation, see the discussion under the heading "Proposal 2 - Approval to Change the Company's State of Incorporation from Delaware to Nevada" in the Definitive Proxy Statement on Schedule 14A that the Company filed with the Securities and Exchange Commission on October 28, 2011.

Copies of the articles of incorporation, and the bylaws of S&W Nevada are attached hereto as Exhibits 3.1 and 3.2, respectively.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits
Exhibit Number	Description

2.1	Agreement and Plan of Merger
3.1	Articles of Incorporation of S&W Seed Company, a Nevada corporation
3.2	Bylaws of S&W Seed Company, a Nevada corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

S&W SEED COMPANY

By: /s/ Matthew K. Szot

Matthew K. Szot
Senior Vice President and Chief Financial Officer

Date: December 19, 2011

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger PDF
3.1	Articles of Incorporation of S&W Seed Company, a Nevada corporation PDF
3.2	Bylaws of S&W Seed Company, a Nevada corporation PDF